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                                                                    Exhibit 23.2
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                        Consent of Independent Auditors


We consent to the incorporation by reference of our reports dated: (i) February 25, 1999 with respect to the consolidated financial statements of SFX Entertainment, Inc. and (ii) October 2, 1997 with respect to the consolidated financial statements of Delsener/Slater Enterprises, Ltd. and Affiliated Companies, included in the SFX Entertainment, Inc. Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission and to the incorporation by reference of our reports dated: (i) December 13, 1996 with respect to the consolidated financial statements of PACE Entertainment Corporation and Subsidiaries, (ii) May 22, 1998 with respect to the combined financial statements of the Contemporary Group, (iii) November 20, 1997 with respect to the combined financial statements of The Album Network, Inc. and Affiliated Companies, (iv) March 20, 1998 with respect to the consolidated financial statements of BG Presents, Inc. and Subsidiaries, (v) March 13, 1998 with respect to the combined financial statements of Concert/Southern Promotions and Affiliated Companies, (vi) April 10, 1998 with respect to the combined financial statements of Falk Associates Management Enterprises, Inc., (vii) May 1, 1998 with respect to the combined financial statements of Blackstone Entertainment LLC, (viii) March 5, 1998 with respect to the consolidated financial statements of The Marquee Group, Inc. and Subsidiaries, (ix) May 21, 1998 with respect to the combined financial statements of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc., (x) June 3, 1998 with respect to the consolidated financial statements of Cambridge Holding Corporation, Inc. and (xi) July 6, 1998 with respect to the combined financial statements of Tollin-Robbins Entertainment, included in the SFX Entertainment, Inc. Form 8-K dated April 14, 1999 filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option and Restricted Stock Plan of SFX Entertainment, Inc. and the Registration Statement (Form S-8) pertaining to the Director Deferred Stock Ownership Plan of SFX Entertainment, Inc.

                                            /s/ Ernst & Young
New York, New York
October 6, 1999